SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO.: 0-54205

Date of Report: September 19, 2011

HXT HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	20-2188353
(State of other jurisdiction of	(IRS Employer
incorporation or organization	Identification No.)

51 Huilingxi Road, Zhouhuizheng, Wujin District, Changzhou, Jiangsu Province, P.R. China	213022
(Address of principal executive offices)	(Zip Code)

86-519-83630688
(Registrant’s telephone number including area code)

No. 5 Floor 6, Block A, Skyworth Bldg., Hi-Tech Industrial Park, Nanshan District, Shenzhen P.R. China 518057
(Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers

On September 19, 2011 the resignations of Li Yuan Qing and Ding Hong Shen from their positions as members of the Board of Directors of HXT Holdings, Inc. became effective.  As a result of those resignations, Pan Shudong and Li Xinmei now serve as the only members of the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 23, 2011	HXT Holding, Inc.
By: /s/ Pan Shudong
Pan Shudong, Chief Executive Officer